Exhibit G

FREE TRANSLATION

POWER OF ATTORNEY

APPOINTOR:

IUPAR – ITAÚ UNIBANCO PARTICIPAÇÕES S.A., headquartered at Praça Alfredo Egydio S Aranha, No. 100, Torre Olavo Setubal, Prq Jabaquara, São Paulo/SP, enrolled with the CNPJ under No. 04.676.564/0001-08, hereinafter represented by its executive officers RICARDO VILLELA MARINO, Brazilian, married, engineer, RG No. 15.111.115-7, CPF No. 252.398.288-90, and DEMOSTHENES MADUREIRA DE PINHO NETO, Brazilian, married, businessman, RG No. 04389036-7, CPF No. nº 847.078.877-91.****

APPOINTEES:

GROUP 1: FREDERICO DE SOUZA QUEIROZ PASCOWITCH, Brazilian, married, business administrator, RG-SSP/SP No. 30.913.156, CPF No. 310.154.298-74; MARIA FERNANDA RIBAS CARAMURU, Brazilian, married, attorney, OAB/SP No. 151.870, CPF 070.336.018-32; and PRISCILA GRECCO TOLEDO, Brazilian, married, accountant, RG-SSP/SP 25.948.718-1, CPF 266.268.838-60, domiciled at Avenida Paulista, 1938, 18th floor, São Paulo/SP; GRUPO 2: MARCIA MARIA FREITAS DE AGUIAR, Brazilian, single, attorney, enrolled with the OAB/RJ No. 64.879, CPF No. 951.718.947-87; MAURO AGONILHA, Brazilian, married, accountant, RG No. 6.462.154-6 SSP/SP, CPF No. 577.141.008-00; MELISSA MINA IMAI, Brazilian, married, attorney, OAB/SP No. 161.370, CPF No. 195.201.788-21; INDIRA KUROKAWA E SILVA, Brazilian, single, attorney, OAB/SP No. 208.388, CPF No. 302.345.128-14; all of them with business address in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 4.440 – 16th floor.****

POWERS:

(i) sign and/or initial, on behalf of the Appointor, each and every contracts, forms, statements, certificates, exhibits, amendments, protocols, acts and corporate books and any other documents relating to, necessary for or resulting from (1) the incorporation process of XPart S.A. (“XPart”), a corporation headquartered in the City and State of São Paulo (“Incorporation”), and (2) the transaction involving the merger of XPart with and into XP INC., a corporation listed at NASDAQ and headquartered in the Cayman Islands, at PO Box 309, Ugland House, Grand Cayman, KY1-1104 (“Merger Transaction”), including, without limitation, (a) the Shareholders’ Agreement of XPart to be entered into by and among the Appointor, Itaúsa S.A. and Companhia E. Johnston de Participações S.A., regulating the relation of such entities as shareholders of XPart; (b) the Shareholders’ Agreement of XP INC. to be entered into by and among the Appointor, Itaúsa S.A. and Companhia E. Johnston de Participações S.A., regulating the relation of such entities as shareholders of XP INC; (c) the amendment to the current Shareholders’ Agreement of XP INC entered into by and among XP Controle Participações S.A., General Atlantic (XP) Bermuda, LP, and ITB Holding Brasil Participações Ltda. on November 29, 2019, to be executed among, among others, the Appointor and Itaúsa S.A.; and (d) the amendment to the Agreement on Registration Rights and other Resales entered into by and among XP INC, XP Controle Participações S.A., General Atlantic (XP) Bermuda, LP, and ITB Holding Brasil Participações Ltda. on December 1, 2019, to be executed among, among others, the Appointor and Itaúsa S.A.; (ii) represent the Appointor before any Brazilian or foreign authorities, including, without limitation, the Brazilian Central Bank (Banco Central do Brasil), the Brazilian Internal Revenue Services (Receita Federal do Brasil), State tax authorities (Secretarias Estaduais de Fazenda), Boards of Trade (Juntas Comerciais), the National Treasury Attorney’s Office (Procuradoria Geral da Fazenda Nacional), Registry Offices (Cartórios), the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM), the U.S. Securities and Exchange Comission – SEC, the Federal Reserve System, authorities of the Cayman Islands and any other authorities, as well as before any third parties, including public and private financial institutions, exclusively in connection with any acts resulting from, relating to or necessary for the Incorporation and/or the Merger Transaction, including for the purpose of submitting requests, documents, furnishing or requiring information or documents, executing or initialing contracts, terms, forms, statements and any other documents that may be necessary; (iii) undertake obligations, grant collaterals, waive rights and/or grant release to any third parties within the scope of any of the instruments relating to the Incorporation and/or the Merger Transaction; and (iv) take any other acts, whether expressly referred to herein or not, that are or become necessary for the adequate fulfillment of this power of attorney and for properly representing the Appointor for the purpose of the Incorporation and/or the Merger Transaction.

FORM OF REPRESENTATION:

The powers shall be exercised jointly by an Appointee of Group 1 and an Appointee of Group 2.****

TERM:

This power of attorney shall be valid up to March 16, 2022. São Paulo/SP, March 16, 2021.****

IUPAR – ITAÚ UNIBANCO PARTICIPAÇÕES S.A.

/s/ Ricardo Villela Marino	/s/ Demosthenes Madureira de Pinho Neto

RICARDO VILLELA MARINO OFFICER	DEMOSTHENES MADUREIRA DE PINHO NETO OFFICER